UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 14, 2005
(October 7, 2005)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

333-32170	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

          Background.  On August 16, 2004, PNM Resources, Inc. ("PNMR" or the "Company") announced that Cascade Investment, L.L.C. ("Cascade") had agreed to invest $100 million in equity-linked securities to be issued by PNMR.  Cascade is the largest holder of Company common stock.

          The transaction was described in a Current Report on Form 8-K filed by PNMR on August 16, 2004 with the Securities and Exchange Commission ("SEC").  The Unit Purchase Agreement dated as of August 13, 2004, and related exhibits were filed as exhibits to PNMR's Current Report on Form 8-K dated August 18, 2004.  Four subsequent amendments to the Unit Purchase Agreement were reported by the Company on Current Reports on Form 8-K dated June 10, 2005, July 8, 2005, August 15, 2005 and October 3, 2005, respectively.

            On October 7, 2005, PNMR completed the transaction and issued $100 million of equity-linked securities, known as Hybrid Income Term Security ("HITS") Units, to Cascade.  PNMR received $100 million in proceeds, and there were no underwriting discounts or commissions.

          Each HITS Unit issued in the transaction has an initial coupon of 6.625% and consists of a fractional undivided interest in a senior unsecured note and an obligation to purchase Company common stock (or, preferred stock under certain circumstances described below) in three years, as discussed below.  The agreements relating to the HITS Units transaction are described herein.

Purchase Contract Agreement.  The HITS Units were issued under a Purchase Contract Agreement between the Company and U.S. Bank National Association, as purchase contract agent (the "purchase contract agent"). The HITS Units were issued initially as 4,000,000 "Corporate Units," each with a stated amount of $25.00.  Each Corporate Unit initially consists of:

(i) a purchase contract under which the holder is obligated to purchase from the Company on November 16, 2008 (the "purchase contract settlement date"), or upon early settlement, for $25.00, a number of shares of Company common stock (or preferred stock under certain circumstances) equal to the applicable settlement rate and under which the Company will pay to the holder quarterly contract adjustment payments at the rate of 1.525% of the $25.00 stated amount per year; and

(ii) either:

                 (a)       a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount senior note initially due 2010 issued by the Company, and under which the Company will pay to the holder 1/40, or 2.5%, of the interest payment on a $1,000 principal amount senior note at the initial rate of 5.1% per year; or

                 (b)       following the occurrence of a special event redemption pursuant to the Supplemental Indenture described below, the applicable ownership interest in a portfolio of U.S. Treasury securities (the "Treasury portfolio").

Holders of Corporate Units may, subject to certain conditions set forth in the purchase contract agreement, create "Treasury Units" from the Corporate Units, which involves (a) the separation and delivery to such holders of $1,000 intervals of the senior notes underlying the Corporate Units and the release of such senior notes as collateral under the pledge agreement described below, (b) the delivery by such holders of Treasury securities having an aggregate principal amount at maturity equal to the aggregate principal amount of such senior notes to replace the senior notes as a component of the HITS Units and as collateral under the pledge agreement and (c) upon surrender of the Corporate Units, the issuance of Treasury Units comprised of the purchase contract referenced above and an applicable ownership interest in the Treasury securities that replaced the senior notes.  Treasury Units can only be created in 40 unit, or $1,000, intervals.  Holders may, in a similar fashion and subject to certain conditions, re-create Corporate Units from Treasury Units.

Each purchase contract that is a part of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, on November 16, 2008, the purchase contract settlement date (unless the purchase contract terminates prior to that date or is settled early at the holder's option), a number of shares of Company common stock (or preferred stock under certain circumstances in a ratio of 1/10 of a preferred share for each share of common stock) equal to the settlement rate, for $25.00 in cash.  The number of shares of Company common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (the "settlement rate") will be determined as follows, subject to an anti-dilution adjustment:

 (1)       If the applicable market value of Company common stock is greater than or equal to $25.116, the "threshold appreciation price," the settlement rate will be .9954 (the "minimum settlement rate").

 (2)       If the applicable market value of Company common stock is less than the threshold appreciation price of $25.116 but greater than $20.93, the "reference price," the settlement rate will be a number of shares having a value, based on the applicable market value, equal to $25.00.

 (3)       If the applicable market value of Company common stock is less than or equal to the reference price of $20.93, the settlement rate will be 1.1945 (the "maximum settlement rate").

Remarketing Agreement.  Pursuant to the Remarketing Agreement among Banc of America Securities LLC as the remarketing agent, the Company and the purchase contract agent (as attorney-in-fact of the holder), unless a special event redemption or a "termination event" (a termination event is defined in the Purchase Contract Agreement and relates to certain activities involving bankruptcy of the Company) has occurred, remarketing of the senior notes underlying the Corporate Units will be attempted on specified dates immediately preceding the purchase contract settlement date. The remarketing agent will use its reasonable efforts to obtain a price for the senior notes to be remarketed that results in proceeds of at least 100% of the aggregate principal amount of such senior notes.  To obtain that price, the remarketing agent will reset the interest rate on the senior notes.  Settlement of a successful remarketing, and the effective date of the reset rate, will occur on the purchase contract settlement date.

Pledge Agreement. In order to secure the holder's obligation to purchase shares of Company common stock (or preferred stock under certain circumstances) under the related purchase contracts, the undivided beneficial ownership interests in the senior notes, or, following a special event redemption, the applicable ownership interests in the Treasury portfolio, that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the "pledged securities," are pledged to the collateral agent for the Company's benefit pursuant to the Pledge Agreement.

The rights of the holder of the Corporate Units and Treasury Units with respect to such pledged securities are subject to the Company's security interest therein.  No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except under limited circumstances.

Subject to the Company's security interest and the terms of the purchase contract and pledge agreement, each holder of Corporate Units, unless the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related senior notes (including distribution, voting, redemption, repayment and liquidation rights).  Each holder of Treasury Units and each holder of Corporate Units, if the Treasury portfolio has replaced the senior notes as a component of the Corporate Units, will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts.  The Company has no interest in the pledged securities other than a security interest.

Indenture and Supplemental Indenture. The senior notes were issued as a separate series of debt securities under an Indenture dated as of October 7, 2005 between the Company and U.S. Bank National Association, as indenture trustee, as supplemented by theSupplemental Indenture dated as of October 7, 2005 between the Company and the indenture trustee.  The senior notes were issued in an aggregate principal amount of $100 million.  Each Corporate Unit includes a 1/40, or 2.5%, undivided beneficial ownership interest in a $1,000 principal amount senior note that corresponds to the stated amount of $25.00 per Corporate Unit.

The senior notes are not subject to a sinking fund provision and are not subject to defeasance.  The entire principal amount of the senior notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on August 16, 2010, unless the maturity of the senior notes is extended.  Each senior note bears interest initially at the annual rate of 5.1% from the original issuance date to the purchase contract settlement date, initially payable quarterly in arrears.  The interest rate on the senior notes will be reset in connection with the remarketing.  However, if there is not a successful remarketing of the senior notes, the interest rate will not be reset and the senior notes will continue to bear interest at the initial interest rate.  If the senior notes have not been successfully remarketed prior to the purchase contract settlement date, the holders of senior notes will have the right to require the Company to purchase their senior notes on the purchase contract settlement date at a price equal to the principal amount of such senior notes plus accrued and unpaid interest.

The senior notes may be declared immediately due and payable at the election of the trustee or holders of a majority in principal amount of outstanding senior notes upon the occurrence of an event of default under the Indenture.  An event of default generally means that the Company (1) fails to pay interest under the senior notes when due and such failure continues for a period of 60 days, (2) fails to pay any principal or premium at maturity, (3) fails to comply with the terms of the senior notes or the Indenture and such failure continues for a period of 90 days following the Company's receipt of written notice of such failure, (4) is subject to any decree or order for relief in an involuntary case under any applicable bankruptcy, insolvency or other similar law and such decree or order remains unstayed and in effect for a period of 90 consecutive days, (5) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law, or (6) shall not have satisfied its obligations to purchase any senior notes that are not part of Corporate Units where the holder has exercised its right to require purchase of the senior note by the Company upon a failed remarketing.

           Registration Rights Agreement.  The Company has agreed to register the securities issued to Cascade under the terms of a Registration Rights Agreement between the Company and Cascade upon request by the holder made not less than 180 days after the October 7, 2005 closing date.

           Copies of the final agreements with Cascade will be filed as exhibits to PNMR's future SEC filings as required.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          The description of the transaction in response to Item 1.01 above is incorporated by reference into this response to Item 2.03.

Item 3.02 Unregistered Sales of Securities.

          The HITS Units issued as described in response to Item 1.01 above were issued to Cascade in a private placement in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").  The description of the transaction in response to Item 1.01 above is incorporated into this Item 3.02 response by reference.

          The securities discussed in this Current Report on Form 8-K have not been registered under the Securities Act or any state securities laws and may not be reoffered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

Item 8.01 Other Events.

On October 7, 2005, the Company issued a press release announcing the above transaction.  The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

99.1     Press Release dated October 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: October 14, 2005	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)